UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):  April 1, 2019
(Exact name of registrant as specified in its charter)

New Jersey	I-3215	22-1024240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:  732-524-0400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.
On April 1, 2019, Johnson & Johnson (the Company) announced that it has completed the divestiture of its Advanced Sterilization Products (ASP) business, a division of Ethicon, Inc.*, to Fortive Corporation (NYSE: FTV) for an aggregate value of approximately $2.8 billion, consisting of $2.7 billion of cash proceeds from Fortive Corporation and $0.1 billion of retained net receivables. ASP is a global leader in innovative infection prevention solutions with 2018 net revenue of approximately $800 million.
The Company will discuss the transaction during its scheduled quarterly earnings call on April 16, 2019.
The related press release dated April 1, 2019 is attached as Exhibit 99.1 to this report.
*Advanced Sterilization Products, a division of Ethicon, Inc., a New Jersey corporation.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.
Exhibit No.        Description
99.1 Johnson & Johnson Press Release dated April 1, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Johnson & Johnson
(Registrant)
Date: April 1, 2019	By:	/s/ Renee A. Brutus
Renee A. Brutus Assistant Corporate Secretary